Exhibit 107

Calculation of Filing Fee

Exhibit 107

Form S-1

Namaste World Acquisition Corp.

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)		Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Equity	Units, each consisting of one share of Class A common stock, $0.0001 par value, and one redeemable warrant (2)	N/A	11,500,000 units	$10.00		115,000,000	$92.70 per million	$10,660.5					$21,321.00
Equity	Shares of Class A common stock included as part of the units (3)	N/A	11,500,000 Shares	-		-		-	(4)
Equity	Redeemable warrants included as part of the units (3)	N/A	11,500,000 Warrants		-	-		-	(4)
Equity	Class A common stock, $0.0001 par value, issuable to the representative of the underwriters		287,500 Shares	$10.00		$2,875,000	$92.70 per million	$266.51
						Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A			N/A				N/A	N/A	N/A	N/A
Total Offering Amounts						117,875,000		$$10,927.01
Total Fees Previously Paid								$21,321
Total Fee Offsets								10,927.01
Net Fee Due								$0.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	Includes 1,500,000 units, consisting of 1,500,000 shares of Class A common stock and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be Issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.